UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 14, 2004

RES-CARE, INC.
(Exact Name of Registrant as specified in Charter)

Kentucky (State or other jurisdiction of incorporation)	0-20372 (Commission File Number)	61-0875371 (IRS Employer Identification No.)

10140 Linn Station Road, Louisville, Kentucky (Address of principal executive offices)	40223 (Zip code)

(502) 394-2100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

INFORMATION TO BE INCLUDED IN THE REPORT

Items 1, 2, 3, 4, 5, 6, 7, 8, 10, 11 and 12 are not applicable and are omitted from this report.

Item 9. Regulation FD Disclosure

     On January 14, 2004, Res-Care, Inc. issued a press release to announce the closing of its new $135 million senior secured credit facility on December 31, 2003 and the redemption of its 6% Convertible Subordinated Notes due December 2004. A copy of the press release is attached to this report as Exhibit 99.1.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RES-CARE, INC.
Date: January 14, 2004	By: /s/ Ronald G. Geary Ronald G. Geary Chairman, CEO and President

EXHIBIT INDEX

Exhibit
Number	Description of Exhibits

99.1	Copy of press release issued by the Company on January 14, 2004.